Exhibit 99

             AirNet Communications Reverse Stock Split Authorized; Action Effects Split Authorized by Stockholders at Annual Meeting

    MELBOURNE, Fla.--(BUSINESS WIRE)--Dec. 3, 2004--AirNet Communications Corporation (NASDAQ:ANCC), the technology leader in software defined base station products for wireless communications, today announced that its Board of Directors has approved the implementation of a reverse stock split of AirNet's common stock based upon a ratio of one-for-ten.
    At the annual meeting of stockholders held September 28, 2004, the stockholders of AirNet voted to grant the Board of Directors the authority to effect the reverse stock split of AirNet's common stock.
    The record date for the reverse stock split is Wednesday, December 8, 2004 and the split is effective as of the opening of the Nasdaq National Market on Thursday, December 9, 2004. On a pre-split basis, AirNet has 96,037,229 shares of common stock outstanding as of December 2, 2004. The reverse stock split will reduce the number of shares of common stock outstanding to approximately 9,603,722. The reverse stock split affects all AirNet Communications common stock, stock options, warrants and senior convertible debt outstanding immediately prior to the record date of the reverse stock split. Instead of issuing any fractional shares as a result of the split, AirNet will make a cash payment equal to the market value of the fraction to which the stockholder otherwise would be entitled.
    Stockholders as of the record date will receive instructions for exchanging pre-split old common stock certificates for post-split new common stock certificates from AirNet's transfer agent, Continental Stock Transfer & Trust Company. For more information regarding the reverse stock split, stockholders are urged to review AirNet's Proxy Statement dated September 28, 2004.
    In order to indicate to the investment community the effect of the reverse split, the Company's ticker symbol is expected to change to "ANCCD" for twenty trading days after post-split trading begins. AirNet's ticker symbol will revert to its original "ANCC" twenty trading days after post-split trading begins.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995

    The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward-looking statements include statements regarding the Company's plans or attempts to regain and maintain compliance with the listing requirements of the Nasdaq National Market. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those contemplated in this release. Potential risks and uncertainties include, but are not limited to, risks or uncertainties that the reverse split may not result in the Company's maintenance of the minimum bid price required for the Nasdaq listing for 10 consecutive trading days, and that the company may fall out of compliance with other listing requirements of Nasdaq. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003 and subsequent quarterly reports on form 10Q.
    The stylized AirNet mark(R), AirNet(R) AdaptaCell(R), and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity(TM), TripCap(TM), Backhaul Free(TM), and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

    CONTACT: AirNet Communications, Melbourne
             Stuart P. Dawley, 321-953-6780
             sdawley@airnetcom.com